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                                                                     EXHIBIT 8.1

                       [LETTERHEAD OF LATHAM & WATKINS]


                               January 24, 1997



Kilroy Realty Corporation
2250 East Imperial Highway
El Segundo, California 90245


     Re:  Federal Income Tax Consequences
          -------------------------------

Ladies and Gentlemen:

          We have acted as tax counsel to Kilroy Realty Corporation, a Maryland corporation (the "Company"), in connection with its formation and its sale of 11,300,000 shares of common stock (the "Common Stock"), par value $.01 per share of the Company, registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-11 (File No. 333-15553) filed with the Securities and Exchange Commission (the "Commission") on November 5, 1996, as amended by a registration statement (Amendment No. 1) on Form S-11 filed with the Commission on December 27, 1996, as amended by a registration statement (Amendment No. 2) on Form S-11 filed with the Commission on January 15, 1997 (such registration statement, as amended as of the time it became effective, the "Registration Statement").

          You have requested our opinion concerning certain of the federal income tax consequences to the Company and the purchasers of the Common Stock in connection with the sale described above. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, properties and governing documents of the Company, Kilroy Realty, L.P. (the "Operating Partnership") and their subsidiaries. Moreover, we are familiar with certain events and proceedings which are expected to take place prior to the closing of the transactions described in the Registration Statement, and this opinion is conditioned upon the occurrence of such events prior to closing. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company, the Operating Partnership and their subsidiaries with respect to certain factual matters through a certificate of an officer of the Company (the
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Kilroy Realty Corporation
January 24, 1997
Page 2


"Officer's Certificate"). With respect to matters of Maryland law, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll, counsel for the Company, dated January 24, 1997.

          In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

          Based on such facts, assumptions and representations, it is our opinion that:

          1. Commencing with the Company's taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a "real estate investment trust," and its proposed method of operation, as described in the representations of the Company, the Operating Partnership and their subsidiaries referred to above, will enable the Company to meet the require ments for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code").

          2. The Operating Partnership will be treated as a partnership for federal income tax purposes (and not as an association or publicly traded partnership taxable as a corporation).

          3. The statements in the Registration Statement set forth under the caption "Federal Income Tax Consequences" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

          No opinion is expressed as to any matter not discussed herein.
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Kilroy Realty Corporation
January 24, 1997
Page 3


          This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the representations of the Company, the Operating Partnership and their subsidiaries (including those set forth in the Registration Statement or the Officer's Certificate) may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

          This opinion is rendered only to you, and is solely for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                  Very truly yours,

                                  /s/ Latham & Watkins